Exhibit 3

AGREEMENT TO FILE JOINT SCHEDULE 13D

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13D and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of the common stock of Recro Pharma, Inc., a Pennsylvania corporation. The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

Dated: March 21, 2014

SCP VITALIFE PARTNERS II, L.P.
By:	SCP Vitalife II Associates, L.P.
By:	SCP Vitalife II GP, LTD

By:	/s/ Wayne B. Weisman
Name:	Wayne B. Weisman
Title:	a Director

SCP VITALIFE PARTNERS (ISRAEL) II, L.P.
By:	SCP Vitalife II Associates, L.P.
By:	SCP Vitalife II GP, LTD

By:	/s/ Wayne B. Weisman
Name:	Wayne B. Weisman
Title:	a Director

SCP VITALIFE II ASSOCIATES, L.P.
By:	SCP Vitalife II GP, LTD

By:	/s/ Wayne B. Weisman
Name:	Wayne B. Weisman
Title:	a Director

SCP VITALIFE II GP, LTD

By:	/s/ Wayne B. Weisman
Name:	Wayne B. Weisman
Title:	a Director

/s/ Winston J. Churchill
Winston J. Churchill

/s/ Abraham Ludomirski
Abraham Ludomirski

/s/ Wayne B. Weisman
Wayne B. Weisman

/s/ Jeffrey Dykan
Jeffrey Dykan